Exhibit 99.1

Anworth Declares a $0.25 Per Share First Quarter 2011 Common Dividend

SANTA MONICA, Calif.--(BUSINESS WIRE)--March 31, 2011--Anworth Mortgage Asset Corporation (NYSE: ANH) announced today that its board of directors declared a quarterly common stock dividend of $0.25 per share for the first quarter of 2011. The common stock dividend is payable on April 27, 2011 to common stockholders of record as of the close of business on April 11, 2011.

Commenting on the company’s first quarter operations, Lloyd McAdams, Anworth’s Chairman and Chief Executive Officer, said, “Since income earning assets increased during the quarter, our estimate of GAAP earnings also increased to approximately $0.24 per share while Taxable Income, due to the non-deductibility of some executive compensation expense, was approximately $0.01 more, or approximately $0.25 per share. Since Taxable Income determines our dividend rate, this additional $0.01 is, in effect, a return of our stockholders’ investment, which would normally be treated as a tax-free return of capital, but, in our situation, is a taxable dividend distribution. At this year’s Annual Meeting of Stockholders scheduled for May 25, 2011, stockholders will have the opportunity to vote on a management externalization proposal which, if implemented, among other things, is expected to eliminate this taxation issue in the future.”

The Company also announced that it amended its Definitive Proxy Statement to reflect that there were 123,669,720 shares of common stock outstanding on March 25, 2011, the date on which stockholders of record are entitled to vote at the Annual Meeting of Stockholders.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust which invests primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. The Company’s common stock is traded on the New York Stock Exchange under the symbol ANH.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates, changes in the yield curve, the availability of mortgage-backed securities for purchase, increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets and, if available, the terms of any financing, changes in the market value of our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management's ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
310-255-4438 or 310-255-4493
jhillman@anworth.com
http://www.anworth.com